UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2008

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

In connection with the previously announced rights offering (the “Rights Offering”) by Standard Pacific Corp. (the “Company”) of transferable subscription rights to the holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), to purchase approximately 50 million shares of Common Stock, the Company is filing the items included as exhibits to this current report on Form 8-K for the purpose of incorporating such items as exhibits in the Company’s Registration Statement on Form S-3 (File No. 333-149378).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

4.1	Form of Subscription Rights Certificate.

5.1	Opinion of Morris, Nichols, Arsht & Tunnell LLP regarding the validity of the subscription rights and common stock being offered.

10.1	Dealer Manager Agreement, dated as of August 4, 2008, between Standard Pacific Corp. and Credit Suisse Securities (USA) LLC.

23.1	Consent of Morris, Nichols, Arsht & Tunnell LLP (included as part of Exhibit 5.1).

99.1	Form of Instructions as to Use of Subscription Rights Certificates.

99.2	Form of Notice of Guaranteed Delivery for Subscription Rights Certificates.

99.3	Form of Letter to Stockholders who are Record Holders.

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Form of Letter to Clients who are Beneficial Holders.

99.6	Nominee Holder Certification.

99.7	Beneficial Owner Election Form.

99.8	Form of Notice of Important Tax Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2008

STANDARD PACIFIC CORP.

By:	/s/ Andrew H. Parnes
Andrew H. Parnes
Executive Vice President – Finance & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Form of Subscription Rights Certificate.

5.1	Opinion of Morris, Nichols, Arsht & Tunnell LLP regarding the validity of the subscription rights and common stock being offered.

10.1	Dealer Manager Agreement, dated as of August 4, 2008, between Standard Pacific Corp. and Credit Suisse Securities (USA) LLC.

23.1	Consent of Morris, Nichols, Arsht & Tunnell LLP (included as part of Exhibit 5.1).

99.1	Form of Instructions as to Use of Subscription Rights Certificates.

99.2	Form of Notice of Guaranteed Delivery for Subscription Rights Certificates.

99.3	Form of Letter to Stockholders who are Record Holders.

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Form of Letter to Clients who are Beneficial Holders.

99.6	Nominee Holder Certification.

99.7	Beneficial Owner Election Form.

99.8	Form of Notice of Important Tax Information.